Exhibit 99.1

News Release

Ashland reports financial results1for second quarter of fiscal year 2022 consistent with previous update

•
Sales of $604 million, up nineteen percent from the prior-year quarter
•
Net income (including discontinued operations) of $786 million, or $13.69 per diluted share
•
Income from continuing operations of $38 million, or $0.66 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $86 million, or $1.50 per diluted share
•
Adjusted EBITDA of $163 million
•
Cash flows provided by operating activities of $16 million; ongoing free cash flow2 of $(5) million

WILMINGTON, Del., April 26, 2022 – Ashland Global Holdings Inc. (NYSE: ASH) today announced financial results1 for the second quarter of fiscal year 2022, which ended March 31, 2022. The global additives and specialty ingredients company serves customers in a wide range of end markets.

Sales were $604 million, up 19 percent versus the prior-year period. Each of the company’s reportable segments achieved double-digit sales growth compared to the prior year. Demand remains strong across the company’s resilient end markets. The year-over-year sales growth was driven primarily by disciplined pricing leading to cost recovery in a high-inflation environment and improved product mix. Foreign currency negatively impacted sales by three percent.

Net income was $786 million compared to $41 million in the prior-year quarter. The current period net income includes a gain on sale of $732 million from the divestiture of the Performance Adhesives business, which is included in discontinued operations. Income from continuing operations was $38 million compared to $25 million in the prior-year quarter, or $0.66 per diluted share compared to $0.40 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $86 million compared to $52 million in the prior-year quarter, or $1.50 per diluted share, up from $0.84 in the prior-year quarter. Average diluted shares outstanding totaled 57 million as of March 31, 2022, down from 62 million in the prior-year quarter, following the implementation of the company’s share repurchase programs under the existing Board of Directors share repurchase authorization. Adjusted EBITDA was $163 million, up 41 percent from $116 million in the prior-year quarter.

Cash flows provided by operating activities totaled $16 million compared to $38 million in the prior-year quarter. Ongoing free cash flow2 totaled $(5) million compared to $42 million in the prior-year quarter primarily due to an increase in working capital reflecting higher raw-material costs impacting both inventories and accounts receivable balances, in addition to the ongoing rebuild of inventory levels.

“As we indicated in our earnings update on April 12, we are encouraged by the strong demand in each of our segments and the exceptional discipline throughout our global organization, especially the pricing and product mix actions being demonstrated by our commercial teams to offset widespread cost inflation,” said Guillermo Novo, chair and chief executive officer, Ashland. “The Ashland team is executing well across the globe. Our size and global footprint, discipline, agility and the empowerment of our people deeper into the organization is reflected in our results. A record number of planet-positive new product introductions in the first and second fiscal quarters reinforce our innovation-driven growth strategy. These launches further the sustainability of our portfolio and enable our customers to meet consumers’ dynamic demand for high-performing, sustainable products.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $204 million, up 10 percent from the prior-year quarter, driven by double-digit sales growth to pharmaceutical customers reflecting improved product mix and cost recovery. Foreign currency negatively impacted sales by two percent.

Adjusted operating income was $43 million, compared to $35 million in the prior-year quarter. Adjusted EBITDA was $58 million, up from $50 million in the prior-year quarter, primarily reflecting disciplined pricing leading to cost recovery and favorable product mix.

Personal Care

Sales were $172 million, up 26 percent from the prior-year quarter. Sales excluding the Schülke & Mayr acquisition and exited low-margin product lines were up 16 percent. Disciplined pricing, improved product mix and strong customer demand led to organic sales growth across core personal-care end markets, exclusive of the previously disclosed product exits for skin care applications. Foreign currency negatively impacted sales by three percent.

Adjusted operating income was $28 million, up from $19 million in the prior-year quarter. Adjusted EBITDA was $49 million, up from $38 million in the prior-year quarter, primarily reflecting cost recovery through pricing, improved mix and the contribution from the acquisition.

Specialty Additives

Sales were $182 million, up 15 percent from the prior-year quarter, primarily reflecting improved product mix and disciplined pricing leading to cost recovery across all end markets. While demand for architectural coatings and other additives remains strong, global-supply chain challenges impacted deliveries to customers during the quarter. Foreign currency negatively impacted sales by three percent.

Adjusted operating income was $26 million, compared to $19 million in the prior-year quarter. Adjusted EBITDA was $48 million, compared to $40 million in the prior-year quarter, primarily reflecting cost recovery through pricing and improved product mix.

Intermediates

Sales were $66 million, up 78 percent from the prior year quarter, driven by significantly higher pricing across all product lines. Captive internal butanediol (BDO) sales were $20 million, a large increase over the prior year, driven by higher internal transfer pricing and strong demand from Ashland’s other business segments. Captive internal BDO sales are recognized at current market-based pricing. Merchant sales were $46 million, an increase of 59 percent, driven by higher pricing across all product lines.

Adjusted operating income was $27 million, up from $3 million in the prior-year quarter. Adjusted EBITDA was $30 million, up from $7 million in the prior-year quarter, reflecting the higher pricing and improved mix and partially offset by overall cost inflation.

Unallocated & Other

Unallocated and Other expense was $31 million, compared to $28 million in the prior-year quarter. Adjusted Unallocated and Other expense was $23 million, compared to $19 million in the prior-year quarter.

Financial Outlook

For fiscal year 2022, the company continues to expect sales in the range of $2.25 billion to $2.35 billion and adjusted EBITDA in the range of $550 million to $570 million.

“We expect underlying demand to remain strong for our focused ingredients and additives product portfolio and continue to build inventories to mitigate supply-chain and shipping challenges,” continued Novo. “Pricing and mix-improvement actions should cover current cost inflation. The Ashland team is prepared to take further action to recover any additional cost inflation. The war in Ukraine and its potential impact to the global economy, additional pandemic-related lockdowns, energy cost and availability in Europe which could impact customer and supplier operations, foreign currency exchange rates and continued cost-inflation pressures are the greatest areas of uncertainty currently. Despite these uncertainties, our outlook for sales and Adjusted EBITDA in this fiscal year remains unchanged due to the resilient nature of our portfolio and the end markets we serve. I look forward to discussing our results and outlook in more detail on the earning call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its second-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, April 27, 2022. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make, including the sale of its Performance Adhesives business to Arkema SA (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine-Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021

Sales	$604	$509	$1,115	$977
Cost of sales	384	349	735	670
GROSS PROFIT	220	160	380	307
Selling, general and administrative expense	90	79	172	180
Research and development expense	13	11	26	24
Intangibles amortization expense	24	22	47	43
Equity and other income	-	-	-	6
OPERATING INCOME	93	48	135	66
Net interest and other expense	43	23	49	17
Other net periodic benefit income	1	-	1	-
Net income (expense) on acquisitions and divestitures	7	(5)	7	9
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	58	20	94	58
Income tax expense (benefit)	20	(5)	24	(10)
INCOME FROM CONTINUING OPERATIONS	38	25	70	68
Income from discontinued operations (net of income taxes)	748	16	764	29
NET INCOME	$786	$41	$834	$97

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.66	$0.40	$1.20	$1.10
Income from discontinued operations	13.03	0.27	13.25	0.47
Net income	$13.69	$0.67	$14.45	$1.57

AVERAGE DILUTED COMMON SHARES OUTSTANDING	57	62	58	62

SALES
Life Sciences	204	185	374	355
Personal Care	172	137	318	262
Specialty Additives	182	158	338	305
Intermediates	66	37	119	69
Intersegment Sales	(20)	(8)	(34)	(14)
	$604	$509	$1,115	$977

OPERATING INCOME (LOSS)
Life Sciences	43	35	64	64
Personal Care	28	19	42	33
Specialty Additives	26	19	44	21
Intermediates	27	3	42	5
Unallocated and other	(31)	(28)	(57)	(57)
	$93	$48	$135	$66

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	March 31	September 30
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$964	$210
Accounts receivable	407	369
Inventories	573	473
Other assets	77	68
Current assets held for sale	4	597
Total current assets	2,025	1,717

Noncurrent assets
Property, plant and equipment
Cost	3,081	3,066
Accumulated depreciation	1,701	1,639
Net property, plant and equipment	1,380	1,427

Goodwill	1,404	1,430
Intangibles	1,041	1,099
Operating lease assets, net	115	124
Restricted investments	387	384
Asbestos insurance receivable	131	134
Deferred income taxes	30	30
Other assets	267	267
Total noncurrent assets	4,755	4,895

Total assets	$6,780	$6,612

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$-	$365
Current portion of long-term debt	-	9
Trade and other payables	248	236
Accrued expenses and other liabilities	541	251
Current operating lease obligations	21	23
Current liabilities held for sale	-	50
Total current liabilities	810	934

Noncurrent liabilities
Long-term debt	1,336	1,596
Asbestos litigation reserve	462	490
Deferred income taxes	218	237
Employee benefit obligations	140	144
Operating lease obligations	102	110
Other liabilities	331	349
Total noncurrent liabilities	2,589	2,926

Stockholders' equity	3,381	2,752

Total liabilities and stockholders' equity	$6,780	$6,612

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$786	$41	$834	$97
Income from discontinued operations (net of taxes)	(748)	(16)	(764)	(29)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	61	59	121	118
Original issue discount and debt issuance cost amortization	1	1	3	3
Deferred income taxes	(6)	(6)	(3)	(12)
Gain from sales of property and equipment	-	-	-	(3)
Distributions from equity affiliates	-	1	-	1
Stock based compensation expense	5	4	9	8
Excess tax benefit on stock based compensation	1	1	1	1
(Income) loss from restricted investments	26	4	14	(19)
Income on acquisitions and divestitures	-	3	-	(11)
Impairments	-	-	-	9
Pension contributions	(2)	(2)	(3)	(4)
Loss (gain) on pension and other postretirement plan remeasurements	(1)	-	(1)	-
Change in operating assets and liabilities (a)	(107)	(52)	(180)	(39)
Total cash flows provided by operating activities from continuing operations	16	38	31	120
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(22)	(23)	(37)	(53)
Proceeds from disposal of property, plant and equipment	11	-	11	5
Proceeds from sale or restructuring of operations	-	-	-	14
Company-owned life insurance payments	-	(1)	-	(1)
Net purchase of funds restricted for specific transactions	(44)	-	(44)	(1)
Reimbursements from restricted investments	21	10	28	18
Proceeds from sale of securities	42	5	46	47
Purchases of securities	(42)	(5)	(46)	(47)
Total cash flows used by investing activities from continuing operations	(34)	(14)	(42)	(18)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repayment of long-term debt	(250)	-	(250)	-
Proceeds from (repayment of) short-term debt	(376)	(8)	(365)	(195)
Repurchase of common stock	(155)	-	(155)	-
Cash dividends paid	(17)	(17)	(34)	(33)
Stock based compensation employee withholding taxes paid in cash	(1)	(1)	(6)	(5)
Total cash flows used by financing activities from continuing operations	(799)	(26)	(810)	(233)
CASH USED BY CONTINUING OPERATIONS	(817)	(2)	(821)	(131)
Cash provided (used) by discontinued operations
Operating cash flows	(64)	46	(73)	57
Investing cash flows	1,650	(7)	1,650	(11)
Effect of currency exchange rate changes on cash and cash equivalents	1	1	(2)	4
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	770	38	754	(81)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	194	335	210	454
CASH AND CASH EQUIVALENTS - END OF PERIOD	$964	$373	$964	$373

DEPRECIATION AND AMORTIZATION
Life Sciences	15	15	30	31
Personal Care	21	19	42	38
Specialty Additives	22	21	42	42
Intermediates	3	4	7	7
Unallocated and other	-	-	-	-
	$61	$59	$121	$118
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	March 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2022	2021
Net income	$786	$41
Income tax expense (benefit)	20	(5)
Net interest and other expense (income)	43	23
Depreciation and amortization	61	59
EBITDA	910	118
Income from discontinued operations (net of taxes)	(748)	(16)
Net loss on acquisitions and divestitures key items (see Table 5)	(7)	5
Operating key items (see Table 5)	8	9
Adjusted EBITDA	$163	$116

Adjusted EBITDA - Life Sciences
Operating income	$43	$35
Add:
Depreciation and amortization	15	15
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$58	$50

Adjusted EBITDA - Personal Care
Operating income	$28	$19
Add:
Depreciation and amortization	21	19
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$49	$38

Adjusted EBITDA - Specialty Additives
Operating income	$26	$19
Add:
Depreciation and amortization	22	21
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$48	$40

Adjusted EBITDA - Intermediates
Operating income (loss)	$27	$3
Add:
Depreciation and amortization	3	4
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$30	$7

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended March 31, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(7)	$(7)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
All other operating income (loss)	43	28	26	27	(23)	101
Operating income (loss)	43	28	26	27	(31)	93

NET INTEREST AND OTHER EXPENSE
Key items					28	28
All other net interest and other expense					15	15
					43	43

OTHER NET PERIODIC BENEFIT INCOME
All other net periodic benefit income					1	1
NET INCOME (EXPENSE) ON ACQUISITIONS AND DIVESTITURES
Key items					7	7

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(6)	(6)
Tax specific key items (b)					6	6
All other income tax expense					20	20
					20	20
INCOME (LOSS) FROM CONTINUING OPERATIONS	$43	$28	$26	$27	$(86)	$38

	Three Months Ended March 31, 2021
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$(1)	$(1)
Environmental reserve adjustments	-	-	-	-	(8)	(8)
All other operating income (loss)	35	19	19	3	(19)	57
Operating income (loss)	35	19	19	3	(28)	48

NET INTEREST AND OTHER EXPENSE
Key items					7	7
All other net interest and other expense					16	16
					23	23

NET INCOME (EXPENSE) ON ACQUISITIONS AND DIVESTITURES
Key items					(5)	(5)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(4)	(4)
Tax specific key items (b)					(7)	(7)
All other income tax expense (benefit)					6	6
					(5)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$35	$19	$19	$3	$(51)	$25

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Six months ended
	March 31		March 31
Free cash flows	2022	2021	2022	2021
Total cash flows provided by operating activities from continuing operations	$16	$38	31	$120
Adjustments:
Additions to property, plant and equipment	(22)	(23)	(37)	(53)
Free cash flows	$(6)	$15	(6)	67
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	(15)	-	(5)	-
Restructuring-related payments (b)	1	15	5	29
Environmental and related litigation payments (c)	15	12	28	21
Ongoing free cash flow	$(5)	$42	$22	$117

Adjusted EBITDA (d)	$163	$116	$269	$218

Ongoing free cash flow conversion (e)	-3%	36%	8%	54%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended		Six months ended
	March 31		March 31
Adjusted operating income	2022	2021	2022	2021
Operating income (loss) (as reported)	$93	$48	$135	$66
Key items, before tax:
Restructuring, separation and other costs	1	1	2	13
Environmental reserve adjustments	7	8	10	12
Capital project impairment	-	-	-	9
Adjusted operating income (non-GAAP)	$101	$57	$147	$100

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Income from continuing operations (as reported)	$38	$25	$70	$68
Key items, before tax:
Restructuring, separation and other costs	1	1	2	13
Unrealized (gain) loss on securities	28	7	24	(11)
Environmental reserve adjustments	7	8	10	12
Net (gain) loss on acquisitions and divestitures	(7)	5	(7)	(9)
Impairments	-	-	-	9
Key items, before tax	29	21	29	14
Tax effect of key items (a)	(6)	(4)	(6)	(2)
Key items, after tax	23	17	23	12
Tax specific key items:
Restructuring and separation activity	10	-	10	(13)
Valuation allowance	(4)	-	(4)	-
Uncertain tax positions	-	(7)	-	(7)
Tax specific key items (b)	6	(7)	6	(20)
Total key items	29	10	29	(8)
Adjusted income from continuing operations (non-GAAP)	$67	$35	$99	$60
Amortization expense adjustment (net of tax) (c)	19	17	38	34
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$86	$52	$137	$94

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and six months ended March 31, 2022 and 21% for the three and six months ended March 31, 2021.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Diluted EPS from continuing operations (as reported)	$0.66	$0.40	$1.20	$1.10
Key items, before tax:
Restructuring, separation and other costs	0.02	0.02	0.04	0.21
Unrealized (gain) loss on securities	0.49	0.11	0.42	(0.18)
Environmental reserve adjustments	0.14	0.12	0.19	0.19
Net (gain) loss on acquisitions and divestitures	(0.12)	0.08	(0.12)	(0.16)
Impairments	-	-	-	0.16
Key items, before tax	0.53	0.33	0.53	0.22
Tax effect of key items (a)	(0.12)	(0.07)	(0.12)	(0.02)
Key items, after tax	0.41	0.26	0.41	0.20
Tax specific key items:
Restructuring and separation activity	0.17	-	0.17	(0.22)
Valuation allowance	(0.07)	-	(0.07)	-
Uncertain tax positions	-	(0.10)	-	(0.10)
Tax specific key items (b)	0.10	(0.10)	0.10	(0.32)
Total key items	0.51	0.16	0.51	(0.12)
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.17	$0.56	$1.71	$0.98
Amortization expense adjustment (net of tax) (c)	0.33	0.28	0.66	0.55
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.50	$0.84	$2.37	$1.53

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and six months ended March 31, 2022 and 21% for the three and six months ended March 31, 2021.